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                                                                   EXHIBIT 4.177




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                           THE DETROIT EDISON COMPANY

                                      AND

                             BANKERS TRUST COMPANY

                                    Trustee

                             ----------------------


                FIRST AMENDMENT TO SECOND SUPPLEMENTAL INDENTURE

                          Dated as of August 15, 1996


                             ----------------------


                    Amending the Collateral Trust Indenture
                           Dated as of June 30, 1993
                     and the Second Supplemental Indenture
                         Dated as of September 15, 1993


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          FIRST AMENDMENT, dated as of the 15th day of August, 1996, to the
SECOND SUPPLEMENTAL INDENTURE, dated as of the 15th day of September, 1993, between THE DETROIT EDISON COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation, having its principal office in The City of New York, New York, as trustee (the "Trustee");

          WHEREAS, the Company has heretofore executed and delivered to the Trustee a Collateral Trust Indenture dated as of June 30, 1993 (the "Original Indenture" and, together with the First Supplemental Indenture dated as of June 30, 1993, the Second Supplemental Indenture dated as of September 15, 1993 (the "Second Supplemental Indenture" and, as amended hereby, the "Amended Second Supplemental Indenture"), the Third Supplemental Indenture dated as of August 15, 1994, as amended on December 12, 1995, the Fourth Supplemental Indenture dated as of August 15, 1995, and the Fifth Supplemental Indenture, dated as of February 1, 1996, the "Indenture") providing for the issuance by the Company from time to time of its secured notes to be issued in one or more series (in the Original Indenture and herein called the "Securities"); and

          WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this First Amendment to the Second Supplemental Indenture to the Original Indenture in order to amend the form and terms of the series of Securities designated as the "Remarketed Secured Notes 1993 Series B Due 2033" with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series as permitted by Section 1002 of the Original Indenture; and

          WHEREAS, the Holders of not less than a majority in principal amount of the Notes (as defined herein) outstanding as of 12:00 noon, New York City time, on August 15, 1996, the record date for such purpose, have consented to the amendments set forth herein; and

          WHEREAS, all things necessary to make this First Amendment to the Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

          NOW, THEREFORE, THIS FIRST AMENDMENT TO THE SECOND SUPPLEMENTAL INDENTURE WITNESSETH that, in order to amend the terms of the series of Securities designated as the "Remarketed Secured Notes 1993 Series B Due 2033", and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Amended Second Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:





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                                  ARTICLE ONE

                             DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION

          Section 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture or the Second Supplemental Indenture shall have the meaning specified in the Original Indenture or the Second Supplemental Indenture, as the case may be, unless such term is otherwise defined herein.

          "Beneficial Owner" shall mean, for Notes in book-entry form, the person who acquires an interest in the Notes which is reflected on the records of DTC through its participants.

          "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located, are authorized or obligated by or pursuant to law or executive order to close; provided, however, that with respect to Notes in the Long Term Rate Mode as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means (i) if the Index Currency (as hereinafter defined) is other than European Currency Units ("ECU"), any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on the page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market.


          "Commercial Paper Term Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a periodic basis which shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.

          "Daily Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a daily basis and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.

          "Fixed Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is determined and in effect until the Stated Maturity of such Note and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.





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          Floating Interest Rate Notice" has the meaning specified in Section
203 hereof. The form of Floating Rate Interest Notice is set forth as Exhibit D to this First Amendment to the Second Supplemental Indenture.

          "Floating Rate Maximum Interest Rate" and "Floating Rate Minimum Interest Rate" have the respective meanings specified in Section 203 hereof.

          "Index Maturity" means the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

          "Interest Determination Date" has the meaning specified in Section 203 hereof.

          "Interest Rate Adjustment Date" means for a particular Interest Rate Period in any Interest Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) on the Notes subject thereto commences to accrue at the rate determined and announced by the applicable Remarketing Agent for such Interest Rate Period and for Notes bearing interest at the Initial Interest Rate (as hereinafter defined), the Business Day following the expiration of the Initial Interest Rate Period (as hereinafter defined).

          "Interest Rate Basis" has the meaning specified in Section 203 hereof.

          "Interest Rate Mode" means the mode in which the Interest Rate on a
Note is being determined, i.e., a Commercial Paper Term Mode, a Daily Interest Rate Mode, a Weekly Interest Rate Mode, the Long Term Rate Mode or the Fixed Interest Rate Mode.

          "Interest Rate Period" means, with respect to any Note, the period of time commencing on the Interest Rate Adjustment Date to, but not including the immediately succeeding Interest Rate Adjustment Date during which such Note bears interest at a particular fixed interest rate or floating interest rate.

          "Interest Reset Date", "Initial Interest Reset Date" and "Interest Reset Period" have the respective meanings specified in Section 203 hereof.

          "Liquidity Provider" means, any bank or other credit provider whose obligations such as those under the Standby Note Purchase Agreement with respect to any Notes are exempt from registration under the Securities Act of 1933, as amended, with long term senior debt ratings from Standard & Poor's Corporation and Moody's Investors Service, Inc. at least equal to those of the Company as of the date of the Standby Note Purchase Agreement, and a minimum combined capital and surplus of at least $50,000,000, that has entered into a Standby Note Purchase Agreement with the Company for the purpose of purchasing unremarketed Notes on any Interest Rate Adjustment Date.





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          "Long Term Rate Mode" means, with respect to any Note, the Interest
Rate Mode in which the interest rate on such Note is reset in a Long Term Rate Period and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.

          "Long Term Rate Period" means, with respect to any Note, any period of more than 364 days and less than the Stated Maturity of such Note.

          "Maximum Rate" means that rate of interest equal to fifteen percent (15%) per annum or such higher rate as may be established from time to time by the Board of Directors of the Company.

          "Notes" or "Note" have the meaning specified in Section 201.

          "Optional Redemption" means the redemption of any Note prior to its maturity at the option of the Company as described herein.

          "Principal Financial Center" means the capital city of the country issuing the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

          "Remarketing Agent" means such agent or agents, including any standby remarketing agent (each a "Standby Remarketing Agent"), as the Company may appoint from time to time for the purpose of remarketing of the Notes, as set forth in the remarketing agreement which the Company shall enter into prior to the remarketing of such Notes.

          "Spread" means, with respect to any Long Term Rate Period for any Note, the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a Long Term Rate Period for such Note.

          "Spread Multiplier" means the percentage of the related Interest Rate Basis or Bases applicable to a Long Term Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for such Long Term Rate Period.

          "Standby Note Purchase Agreement" means the agreement which the Company may, at its option, enter into from time to time with a Liquidity Provider for the purpose of purchasing unremarketed Notes.





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          "Weekly Interest Rate Mode" means, with respect to any Note, the
Interest Rate Mode in which the interest rate on such Note is reset on a periodic basis approximating one week and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.

          The foregoing Section 101 supersedes Section 101 of the Second Supplemental Indenture in its entirety.

          Section 102. Section References. Each reference to a particular section set forth in this First Amendment to the Second Supplemental Indenture shall, unless the context otherwise requires, refer to this First Amendment to the Second Supplemental Indenture.


                                  ARTICLE TWO

                          TITLE AND TERMS OF THE NOTES


          Section 201. Title of the Notes; Amendments. This First Amendment to the Second Supplemental Indenture hereby amends the series of Securities designated as the "Remarketed Secured Notes 1993 Series B Due 2033" of the Company (each referred to herein as a "Note" and collectively as the "Notes"). For purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

          Section 202. Variations in Terms of Notes. Subject to the terms and conditions set forth in the Original Indenture and in the Amended Second Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 301 of the Original Indenture, and such terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

          Section 203. Interest, Interest Rates and Interest Rate Modes. The Notes will initially bear interest at 4 5/8% per annum (the "Initial Interest Rate") through August 14, 1996 (the "Initial Interest Rate Period"). Thereafter, each Note at the option of the Company will bear interest in the Commercial Paper Term Mode, the Daily Interest Rate Mode, the Weekly Interest Rate Mode, the Long Term Rate Mode or may be permanently converted to the Fixed Interest Rate Mode. Each Note may bear interest in the same or a different Interest Rate Mode from other Notes. The interest rate for the Notes will be established periodically as described herein by the applicable Remarketing Agent.

          Interest will be payable on any Note at Maturity and (i) bearing interest at the Initial Interest Rate, on the date or dates set forth on the face thereof; (ii) for any Interest Rate Period in the Commercial Paper Term Mode, on the Interest Rate Adjustment Date commencing





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the next succeeding Interest Rate Period for such Note and on such other dates
(if any) as will be established upon conversion of such Note to the Commercial Paper Term Mode or upon remarketing of the Note in a new Interest Rate Period in the Commercial Paper Term Mode and set forth in the applicable Note; (iii) in the Daily or Weekly Interest Rate Mode, on the first Business Day of each month (unless such day is less than 11 days after conversion to such Interest Rate Mode, in which case interest will be payable on the first Business Day of the next succeeding month); and (iv) in the Long Term Rate Mode or Fixed Interest Rate Mode, at least semiannually on such dates as will be established upon conversion of such Note to the Long Term Rate Mode (or upon remarketing of the Note in a new Interest Rate Period in the Long Term Rate Mode, as the case may be) or Fixed Interest Rate Mode and set forth in the applicable Note in the case of a fixed interest rate, or as described below under "Floating Interest Rates" in the case of a floating interest rate, and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period, in the case of Notes in the Long Term Rate Mode. Such interest will be payable to the holder thereof as of the related Record Date, which, for any Note (x) in the Daily or Weekly Interest Rate Mode, is the last calendar day of the month preceding an Interest Payment Date; (y) in the Commercial Paper Term Mode, is the Business Day prior to the related Interest Payment Date; and (z) bearing interest at the Initial Interest Rate or in the Long Term Rate Mode or Fixed Interest Rate Mode, is 15 days prior to the related Interest Payment Date. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day. Interest on Notes bearing interest in the Daily or Weekly Interest Rate Mode, the Commercial Paper Term Mode or at a floating interest rate during a Long Term Rate Period will be computed on the basis of actual days elapsed over 360; provided that, if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate (each as defined below), interest will be computed on the basis of actual days elapsed over the actual number of days in the year. Interest on Notes bearing interest at a fixed rate in the Long Term Rate Mode or Fixed Interest Rate Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on Notes at the Initial Interest Rate will be computed on the basis of (a) actual days elapsed over 360 if the Initial Interest Rate Period is less than one year or (b) a year of 360 days consisting of twelve 30-day months if the Initial Interest Rate Period is one year or more.

          Determination of Interest Rates.

     General. The interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) for any Note will be established by the applicable Remarketing Agent in a remarketing as described in
Section 206 hereof or otherwise not later than the Interest Rate Adjustment Date for such Note as the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of such Remarketing Agent to produce a par bid in the secondary market for such Note on the





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date the interest rate is established.  Such rate will be effective for the next succeeding Interest Rate Period for such Note commencing on such Interest Rate Adjustment Date.

          In the event that (i) the applicable Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) such Remarketing Agent has failed to announce the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, on the Interest Rate Adjustment Date for any Note for whatever reason, or (iii) the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, or Interest Rate Period cannot be determined for any Note for whatever reason, all such Notes for which such Remarketing Agent is responsible for remarketing shall be automatically converted to the Commercial Paper Term Mode with an Interest Rate Period of generally seven days, determined as provided below under "Interest Rate Modes - Commercial Paper Term Period", and the rate of interest thereon shall be equal to the rate per annum announced by NBD Bank, or such other nationally recognized bank located in the United States as the Company may select, as its prime lending rate, (such rate of interest being referred to herein as the "Special Interest Rate").

          The interest rate on the Notes shall not exceed the Maximum Rate.

          The Trustee shall, upon request of any Beneficial Owner of a Note, advise such Beneficial Owner or the applicable Remarketing Agent of the interest rate and, in the case of a floating interest rate, the Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such Beneficial Owner's Notes for the next Interest Rate Period. Neither the Trustee nor the Company will otherwise be required to advise Beneficial Owners of the applicable interest rate.

          Floating Interest Rates.

          While any Note bears interest in the Long Term Rate Mode, the Company may elect a floating interest rate by providing notice, which will be in or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent for such Note (the "Floating Interest Rate Notice") not less than ten (10) days prior to the Interest Rate Adjustment Date for such Long Term Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of the Note to which it relates and state the Long Term Rate Period therefor to which it relates. Each Floating Interest Rate Notice must also state the Interest Rate Basis or Bases, the Initial Interest Reset Date, the Interest Reset Period and Dates, the Interest Payment Period and Dates, the Index Maturity and the Floating Rate Maximum Interest Rate and/or Floating Rate Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice shall also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.





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     If any Note bears interest at a floating rate in a Long Term Rate Period, such Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified by the Remarketing Agent and recorded in Annex A to such Note. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on such Note shall be payable shall be reset as of each Interest Reset Date during such Long Term Rate Period specified in the applicable Floating Interest Rate Notice.

     The applicable floating interest rate on any Note during any Long Term Rate Period will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Federal Funds Rate, (iv) LIBOR, (v) the Prime Rate, (vi) the Treasury Rate, or (vii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice.

     Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Floating Interest Rate Notice, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, unless LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, in which case such Interest Reset Date will be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

     The applicable Floating Interest Rate Notice will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Floating Interest Rate Notice, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year, (v) semiannually, the third Wednesday of the two months specified in the applicable Floating Interest Rate Notice; and
(vi) annually, the third Wednesday of the month specified in the applicable Floating Interest Rate Notice.





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     The "Interest Determination Date" with respect to the CD Rate, the CMT
Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday. If the interest rate of any Note is a floating interest rate determined with reference to two or more Interest Rate Bases specified in the applicable Floating Interest Rate Notice, the "Interest Determination Date" pertaining to the Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     Either or both of the following may also apply to the floating interest rate on any Note for a Long Term Rate Period: (i) a Floating Rate Maximum Interest Rate, or ceiling, that may accrue during any Interest Reset Period and
(ii) a Floating Rate Minimum Interest Rate, or floor, that may accrue during any Interest Reset Period. In addition to any Floating Rate Maximum Interest Rate that may apply, the interest rate on any Note will in no event be higher than the Maximum Rate established by the Company or the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

     Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Floating Interest Rate Notice; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long Term Rate Period. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.





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     All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

     Accrued floating rate interest will be calculated by multiplying the principal amount of the applicable Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Floating Interest Rate Notice, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Floating Interest Rate Notice.

     Unless otherwise specified in the applicable Floating Interest Rate Notice, Bankers Trust Company will be the "Calculation Agent." Upon request of the Beneficial Owner of a Note, after any Interest Rate Adjustment Date, the Calculation Agent or the Remarketing Agent shall disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Note. Except as described herein with respect to a Note earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) shall be sent to the beneficial owner of any Note.

     Unless otherwise specified in the applicable Floating Interest Rate Notice, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

     CD Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in





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the applicable Floating Interest Rate Notice as published by the Board of
Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 p.m., New York City time, on the related Calculation Date (as defined above), the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Floating Interest Rate Notice as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for United States Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable United States dollars certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the Floating Interest Rate Notice, for the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such

Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent, after consultation with the Company, will obtain from five References Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Floating Interest Rate Notice, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Floating Interest Rate Notice with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Floating Interest Rate Notice, the Designated CMT Maturity Index shall be 2 years.

     Federal Funds Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company, prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

     (i) if (a) "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR

Telerate" is specified in the applicable Floating Interest Rate Notice, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Floating Interest Rate Notice and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency or composite currency specified in the applicable Floating Interest Rate Notice as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable Floating Interest Rate Notice, the Index Currency shall be United States dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the display on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable

Floating Interest Rate Notice as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the Index Currency.

     Prime Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen U.S. PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen U.S. PRIME 1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include Bankers Trust Company) in The City of New York selected by the Calculation Agent, after consultation with the Company. If fewer than four such quotations are so provided, the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies (which may include Bankers Trust Company) as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, have total equity capital of at least U.S.$500 million and are each subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, after consultation with the Company, to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen U.S. PRIME 1 Page" means the display designated as page "U.S. PRIME 1" on the Reuter Monitor Money Rates Service (or such other page as may replace the U.S. PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     Treasury Rate. If an Interest Rate Basis for any Note is specified in the applicable Floating Interest Rate Notice as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Floating Interest Rate Notice, as such rate is published in H.15(519) under the heading "Treasury bills-auction average (investment)" or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Floating Interest Rate Notice are not reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate shall be calculated by the Calculation Agent, and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

          Interest Rate Modes.

Commercial Paper Term Period. The Interest Rate Period for any Note in the Commercial Paper Term Mode will be a Commercial Paper Term Period, which will be a period of not less than one nor more than 364 consecutive calendar days, as determined by the Company or, if not so determined, by the Remarketing Agent for such Note (in its best judgment in order to obtain the lowest interest cost for such Note). Each Commercial Paper Term Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for such Note. The interest rate for any Commercial Paper Term Period relating to a Remarketed Note will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to
Section 206) which is the first day of each Interest Rate Period for such Notes; provided, however, that if such day is not a Business Day, the Interest Rate Adjustment Date for any Note in such Commercial Paper Term Mode shall be the next succeeding day which is a Business Day.

          Daily Interest Rate Period. The Interest Rate Period for any Note in the Daily Interest Rate Mode will commence at the beginning of each Business Day and end at the end of the calendar day preceding the next Business Day. The interest rate for such Notes will be determined each Business Day not later than 9:30 a.m., New York City time on such day (subject to Section 206). The Daily Interest Rate Mode shall occur only so long as the Notes are maintained in a book-entry system.

          Weekly Interest Rate Period. The Interest Rate Period for any Note in the Weekly Interest Rate Mode will generally be a seven day period commencing on any Business Day, as determined by the applicable Remarketing Agent, and ending on the day preceding the first day of the next Interest Rate Period for such Note. The interest rate for any Notes in the Weekly Interest Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 206), which is the first day of each Interest Rate Period for such Notes.

          Long Term Rate Period. The Interest Rate Period for any Note in the Long Term Rate Mode will be established by the Company as a period of more than 364 days and less than the Stated Maturity of such Note; provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for such Note; and provided further that, if so provided in a Note in the Long Term Rate Mode and specified at the time of remarketing into a Long Term Rate Period, the Company may shorten the Interest Rate Period and provide for payment of a premium in respect thereof for any such Note upon written notice to the Remarketing Agent and the Trustee not less than thirty (30) days prior to the date upon which such shortened Interest Rate Period shall expire. Promptly upon receipt of such notice and, in any case, not later than the close of business on such date, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time. In such case, the next Interest Rate Adjustment Date otherwise set forth in such Note shall instead be the date upon which such Interest Rate Period shall expire. The interest rate for any Notes in the Long Term Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 206). The Interest Rate Adjustment Date for the Long Term Rate Mode is the first day of the Interest Rate Period; provided, however, that if such day is not a Business Day, the Interest Rate Adjustment Date for any
Note in such Long Term Rate Mode shall be the next succeeding day which is a Business Day.

     If any Note is subject to early remarketing as provided above, the Interest Rate Period may be shortened by the Company on any date on and after the Initial Early Remarketing Date, if any, specified in the Note, upon prior written notice as provided above. On and after the Initial Early Remarketing Date, if any, on the Interest Rate Adjustment Date relating to such shortened Interest Rate Period for such Note, the Company will pay a premium to the tendering Beneficial Owner of the Note, together with accrued interest, if any, thereon at the applicable rate payable to such Interest Rate Adjustment Date. Unless otherwise specified in the Note, the premium shall be an amount equal to the Initial Early Remarketing Premium specified therein (as adjusted by the Annual Early Remarketing Premium Percentage Reduction, if applicable), multiplied by the principal amount of the Note subject to early remarketing. The Initial Early Remarketing Premium, if any, shall decline at each anniversary of the Initial Early Remarketing Date by an amount equal to the applicable Annual Early Remarketing Premium Percentage Reduction, if any, specified in the Note until the premium is equal to 0.

          Fixed Interest Rate Period. The Interest Rate Period for any Note in the Fixed Interest Rate Mode will commence on the date of conversion to such Interest Rate Mode and continue to the final maturity or date of redemption of such Note. The interest rate for Notes in the Fixed Interest Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 206), which is the date of conversion to the Fixed Interest Rate Mode for such Notes and will be set forth on the face of such Notes.

          The foregoing Section 203 supersedes Section 204 of the Second Supplemental Indenture in its entirety.

          Section 204. Conversion. As long as the Notes are not in the Fixed Rate Mode, the Company may change the Interest Rate Mode at its option in the manner described below.

          (a)   Conversion From the Daily or Weekly Interest Rate Mode.  Any
Note in the Daily or Weekly Interest Rate Mode may be converted at the option of the Company to any Interest Rate Mode on any Interest Rate Adjustment Date for such Note upon receipt by the Trustee and the applicable Remarketing Agent of notice, confirmed in writing, from the Company (a "Conversion Notice") not less than ten (10) days prior to such Interest Rate Adjustment Date. The Conversion Notice will contain the new Interest Rate Mode and the date of such conversion (a "Conversion Date"), and will state that such Note will be subject to mandatory tender by the Beneficial Owner thereof, as described in Section 205 hereof. Such Beneficial Owner will be deemed to have tendered such Note as of the Conversion Date and will not be entitled to further accrual of interest on such Note after such date. Promptly upon receipt of such notice and, in any case, not later than the close of business on such date, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time.

          (b) Conversion from the Commercial Paper Term Mode or the Long Term Rate Mode. Any Note in the Commercial Paper Term Mode or the Long Term Rate Mode may be converted at the option of the Company to the Daily or Weekly Interest Rate Mode or the Fixed Interest Rate Mode on any Interest Rate Adjustment Date upon receipt by the Trustee and the applicable Remarketing Agent of notice, confirmed in writing, from the Company not less than five Business Days prior to such Interest Rate Adjustment Date. The Conversion Notice will contain the new Interest Rate Mode and the Conversion Date, and will state that such Note will be subject to mandatory tender by the Beneficial Owner thereof, as described in Section 205 hereof. Such Beneficial Owner will be deemed to have tendered such Note as of the Conversion Date and will not be entitled to further accrual of interest on such Note after such date. Promptly upon receipt of such notice and, in any case, not later than the close of business on such date, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time. The Company agrees to give a Conversion Notice for conversions between the Commercial Paper Term Mode and the Long Term Rate Mode to the Trustee and applicable Remarketing Agent not less than ten (10) days prior to the Conversion Date.

          Any Note converted to the Fixed Interest Rate Mode will not be subject to any further conversions between Interest Rate Modes.

          (c) Revocation or Change of Conversion Notice or Floating Interest Rate Notice. The Company may, upon written notice received by the Trustee, the applicable Remarketing Agent and DTC, revoke any Conversion Notice or Floating Interest Rate Notice or change the Interest Rate Mode to which such Conversion Notice relates or change any Floating Interest Rate Notice up to 9:30 a.m., New York City time, on the Conversion Date.

          (d) Limitation on Conversion, Change of Conversion Notice or Floating Interest Rate Notice and Revocation. Notwithstanding the foregoing subsections
(a), (b) and (c), the Company may not, without the consent of the applicable Remarketing Agent, convert any Note or revoke or change any Conversion Notice or Floating Interest Rate Notice at or after the time at which such Remarketing Agent has determined the interest rate, or Spread (if any) and Spread Multiplier (if any), for any Note being remarketed (i.e., the time at which such Note has been successfully remarketed, subject to settlement on the related Interest Rate Adjustment Date). The Remarketing Agent will advise the Company of indicative rates from time to time, or at any time upon the request of the Company, prior to making such determination of the interest rate, Spread or Spread Multiplier, as the case may be.

          The foregoing Section 204 supersedes Section 205 of the Second Supplemental Indenture in its entirety.

          Section 205.  Tender of Notes.

          (a) Demand Tender Option for Notes in the Daily or Weekly Interest Rate Mode. Any Note in the Daily or Weekly Interest Rate Mode is subject to tender and purchase upon demand by the Beneficial Owner thereof on any Business Day selected by such Beneficial Owner as hereinafter provided, at the purchase price of par plus accrued interest, upon notice to the applicable Remarketing Agent and to such Beneficial Owner's DTC participant on a Business Day not later than (i) one (1) Business Day prior to the specified purchase date, in the case of any Note in the Daily Interest Rate Mode, or (ii) seven days prior to the specified purchase date, in the case of any Note in the Weekly Interest Rate Mode; provided, however, that in either such case if the date selected for purchase is not a Business Day, the purchase date shall be the next succeeding Business Day. Such notice shall (A) state the principal amount (or portion thereof) of such Note to be purchased, (B) state the purchase date on which such Note will be purchased, and (C) irrevocably request such purchase. Upon giving such notice, the Beneficial Owner of such Note will be deemed to have irrevocably tendered such Note for remarketing as described below. Notes may only be tendered in amounts of $100,000 and integral multiples thereof and no Notes will be purchased in part if such partial purchase would result in the principal amount of any Notes of a Beneficial Owner outstanding being in any denomination of less than $100,000 or an integral multiple thereof.

          (b) Mandatory Tender of Notes at the Initial Interest Rate or in the Long Term Rate Mode or Commercial Paper Term Mode. Any Note bearing interest at the Initial Interest Rate or in the Long Term Rate Mode or in the Commercial Paper Term Mode will be automatically tendered for purchase, or deemed tendered for purchase, on each Interest Rate Adjustment Date relating thereto. Notes will be purchased on the Interest Rate Adjustment Date relating thereto as described in Section 206 hereof.

          Section 206. Remarketing. The interest rate on each Note will be established from time to time by each Remarketing Agent responsible for the remarketing thereof in accordance with the following procedures:

          (a) Interest Rate Adjustment Date; Determination of Interest Rate. By 11:00 a.m., New York City time (or 9:30 a.m., New York City time, in the case of any Note in the Daily Interest Rate Mode), on the Interest Rate Adjustment Date for any Note, the applicable Remarketing Agent will determine the interest rate for such Note being remarketed to the nearest one hundred-thousandth (0.00001) of one percent per annum for the next Interest Rate Period; provided, that between 11:00 a.m., New York City time (or 9:30 a.m., New York City time, in the case of any Note in the Daily Interest Rate Mode), and 11:50 a.m., New York City time, the Remarketing Agent and the Standby Agent(s), if any, shall use their best efforts to determine the interest rate for any Notes not successfully remarketed as of the applicable deadline specified in this paragraph. In determining the applicable interest rate for such Note and other terms, such Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Notes.

          (b) Notification of Results; Settlement. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date for any Notes, the applicable Remarketing Agent will notify the Company and the Trustee in writing (which may include facsimile or other electronic transmission), of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the Initial Interest Reset Date, applicable to such Notes for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates, for any Notes in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the Fixed Interest Rate Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of tendered Notes and (vi) the aggregate principal amount of such tendered Notes which such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Immediately after receiving such notice, and in any case, not later than 1:30 p.m. New York City time, the Trustee will transmit such information and any other settlement information required by DTC to DTC in accordance with DTC's procedures as in effect from time to time.

          By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise each purchaser of such Notes (or the DTC participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.

          Each purchaser of Notes in a remarketing will be required to give instructions to its DTC participant to pay the purchase price therefor in same day funds to the applicable Remarketing Agent against delivery of the principal amount of such Notes by book entry through DTC by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date. Any Notes bearing interest in the Daily or Weekly Interest Rate Mode for the Interest Rate Period immediately preceding a remarketing will be settled at a price of 100% of the principal amount thereof plus accrued interest from the most recent Interest Payment Date therefor to the date of settlement.

          All tendered Notes will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time), by book entry through DTC against payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.

          The applicable Remarketing Agent will make, or cause the Trustee to make, payment to the DTC participant of each tendering Beneficial Owner of Notes subject to a remarketing, by book entry through DTC by the close of business on the Interest Rate Adjustment Date against delivery through DTC of such Beneficial Owner's tendered Notes, of the purchase price for tendered Notes that have been sold in the remarketing. If any such Notes were purchased pursuant to a Special Mandatory Purchase, subject to receipt of funds from the Company or the Liquidity Provider (if any), as the case may be, the Trustee will make such payment of the purchase price of such Notes plus accrued interest, if any, to such date.

          The transactions described above for a remarketing of any Notes will be executed on the Interest Rate Adjustment Date for such Notes through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and such Notes delivered by book entry as necessary to effect the purchases and sales thereof, in each case as determined in the related remarketing.

          Except as otherwise set forth in Section 207 hereof, any Notes tendered in a remarketing will be purchased solely out of the proceeds received from purchasers of such Notes in such remarketing, and neither the Trustee, the applicable Remarketing Agent nor any Standby Remarketing Agent or the Company will be obligated to provide funds to make payment upon any Beneficial Owner's tender in a remarketing.

          Although tendered Notes will be subject to purchase by a Remarketing Agent in a remarketing, such Remarketing Agent and any Standby Remarketing Agent will not be obligated to purchase any such Notes.

          The settlement and remarketing procedures described above, including provisions for payment by purchasers of tendered Notes or for payment to selling Beneficial Owners of tendered Notes, may be modified to the extent required by DTC. In addition, each Remarketing Agent may, in accordance with the terms of the Original Indenture, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

          As long as DTC's nominee holds the certificates representing the Notes in the book entry system of DTC, no certificates for such Notes will be delivered by any selling Beneficial Owner to reflect any transfer of Notes effected in any remarketing.

          The Trustee shall confirm to DTC the interest rate for the following Interest Rate Period in accordance with DTC's procedures as in effect from time to time.

          The interest rate announced by the applicable Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.

          (c) Failed Remarketing. By 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date, the applicable Remarketing Agent will notify the Liquidity Provider, if any, the Trustee and the Company by telephone or facsimile, confirmed in writing, of the principal amount of Notes that such Remarketing Agent and the applicable Standby Remarketing Agent or Agents were unable to remarket on such date. In the event that the Company has entered into a Standby Note Purchase Agreement which is in effect on such date, such notice will constitute a demand for the benefit of the Company to the Liquidity Provider to purchase such unremarketed Notes at a price equal to the outstanding principal amount thereof pursuant to the terms of such Standby Note Purchase Agreement. If a Standby Note Purchase Agreement is not in effect on such date, or if the Liquidity Provider fails to advance funds under the Standby Note Purchase Agreement, the Company hereby agrees to purchase such unremarketed Notes. In each case the Company will pay all accrued and unpaid interest, if any, on unremarketed Notes to such Interest Rate Adjustment Date. Payment of the principal amount of unremarketed Notes by the Company or the Liquidity Provider, as the case may be, and payment of accrued and unpaid interest, if any, by the Company, shall be made by deposit of same-day funds with the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such
Interest Rate Adjustment Date.

          Section 207.  Purchase and Redemption of Notes

          (a) Special Mandatory Purchase. Subject to certain exceptions, if by 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date for any Notes, the applicable Remarketing Agent and the applicable Standby Remarketing Agent(s) have not remarketed all such Notes, the Notes that are unremarketed are subject to Special Mandatory Purchase. Either the Company or, subject to the terms and conditions of a Standby Note Purchase Agreement, if any, which may be in effect on such date, the Liquidity Provider, will deposit same-day funds in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. Such funds shall be in an amount sufficient to pay the aggregate purchase price of such unremarketed Notes, equal to 100% of the principal amount thereof. In the event a Standby Note Purchase Agreement is in effect but the Liquidity Provider shall fail to advance funds for whatever reason thereunder, the Company hereby agrees to purchase such unremarketed Notes on such Interest Rate Adjustment Date. The Company hereby agrees to pay the accrued interest, if any, on such Notes by depositing sufficient same-day funds therefor in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

          Notes purchased by the Liquidity Provider ("Purchased Notes") shall bear interest at the rates and be payable on the dates as may be agreed upon by the Company and the Liquidity Provider, but in no event shall such rate be more than the Maximum Rate. Upon purchase of any Note by the Liquidity Provider, all interest accruing thereon from the last date for which interest was paid shall accrue for the benefit of and be payable to the Liquidity Provider. Unless an event of default under the Standby Note Purchase Agreement occurs, the applicable Remarketing Agent shall continue its remarketing efforts with respect to Purchased Notes until the earlier to occur of a successful remarketing of such Purchased Notes or the expiration of the Standby Note Purchase Agreement. In the event the Liquidity Provider holds Purchased Notes on the date the Standby Note Purchase Agreement expires, the Company will be required to purchase such Notes on such date at a purchase price equal to the principal amount thereof plus accrued interest thereon to the purchase date. Such Notes will remain outstanding and enjoy the benefits of the Original Indenture, the Second Supplemental Indenture (as amended hereby) and this First Amendment to the Second Supplemental Indenture until such time as the Company delivers certificates for the Notes to the Trustee for cancellation.

          (b) Optional Redemption While Notes are in the Daily or Weekly Interest Rate Mode or Commercial Paper Term Mode. Any Notes in the Daily or Weekly Interest Rate Mode or in the Commercial Paper Term Mode are subject to redemption at the option of the Company in whole or in part on any Interest Rate Adjustment Date relating thereto in accordance with the terms and provisions of the Original Indenture, upon 30 days notice to the holders thereof at a redemption price equal to the aggregate principal amount of such Notes to be redeemed plus accrued interest thereon to the redemption date.

          (c) Redemption While Notes are in the Long Term Rate Mode. Any Notes in the Long Term Rate Mode are subject to redemption at the option of the Company at the times and upon the terms specified at the time of conversion to or within such Long Term Rate Mode and set forth in the Note relating thereto.

          (d) Redemption While Notes are in the Fixed Interest Rate Mode. Any Notes in the Fixed Interest Rate Mode will be subject to redemption at the option of the Company or pursuant to a sinking fund at the times and upon the terms specified at the time of conversion to such Fixed Interest Rate Mode and set forth in the Note relating thereto.

          Section 208.  Form and Other Terms of the Notes.

          (a) Attached hereto as Exhibit A is a form of Note, which form is hereby established as the form in which Notes may be issued bearing interest at the Initial Interest Rate or in the Daily or Weekly Interest Rate Mode, the Commercial Paper Term Mode, the Long Term Rate Mode or the Fixed Interest Rate Mode. Annex A to Exhibit A is deemed to be a part of such Note and such Annex may be changed upon the mutual agreement of the Company and the Trustee to reflect changes occasioned by remarketings.

          (b) Attached hereto as Exhibit B is a form of Liquidity Provider Note, which form is hereby established as a form in which Notes held by the Liquidity Provider may be issued. The form of Liquidity Provider Note may be amended to reflect changes occasioned by remarketings upon the mutual agreement of the Company and the Trustee, but only with the consent of the Administrative Agent (as defined in such Exhibit B).

          (c) Subject to (a) and (b) above, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture, the Second Supplemental Indenture and this First Amendment to the Second Supplemental Indenture.

                                 ARTICLE THREE

                          ADDITIONAL EVENT OF DEFAULT


          With respect to the Notes, the following will be an additional Event of Default to follow subsection (8) under Section 601 of the Indenture:

               (9) default in the performance of the Company's obligation to purchase Notes held by the Liquidity Provider under the terms of the Standby Note Purchase Agreement, if any, and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder.


                                  ARTICLE FOUR

                    AUTHENTICATION AND DELIVERY OF THE NOTES

     Section 401. Security. As provided in and pursuant to Article Four of the Original Indenture, the Notes will be secured as to payments of principal, interest and premium, if any, by a series of general and refunding mortgage bonds (the "General and Refunding Mortgage Bonds, 1993 Series B" or the "Bonds") of the Company to be issued from time to time under and secured by a Mortgage and Deed of Trust, dated as of October 1, 1924, between the Company and the Trustee, as amended and supplemented by various supplemental indentures, including the supplemental indenture, dated as of September 15, 1993, creating the General and Refunding Mortgage Bonds, 1993 Series B (collectively, the "Mortgage"), pledged by the Company for the benefit of the holders of the Notes to the Trustee under this Indenture.

     Section 402.  Authentication and Delivery.  As provided in and pursuant to
Section 303 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication, the Company shall deliver a Supplemental Company Order in the form of Exhibit C to this Amended Second Supplemental Indenture for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes. Authentication and delivery of any Notes shall be subject to the Company delivering a Certificate instructing the Trustee or Authenticating Agent to authenticate and deliver Bonds securing the payment of principal, interest and premium, if any, in respect of such Notes, and the Trustee or Authenticating Agent authenticating and delivering such Bonds, all as provided in or pursuant to the Mortgage. Terms used in the preceding sentence and not otherwise defined herein shall have the meanings specified in the Mortgage.


                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS


          The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Amendment to the Second Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

          Except as expressly amended hereby, the Original Indenture and the Second Supplemental Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture and the Second Supplemental Indenture are in all respects hereby ratified and confirmed. This First Amendment to the Second Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture, as supplemented by the Second Supplemental Indenture, in the manner and to the extent herein and therein provided.

          This First Amendment to the Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

          This First Amendment to the Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                             THE DETROIT EDISON COMPANY


                                             By:______________________________
                                                Name:
                                                Title:

ATTEST:

By:__________________________

(Corporate Seal)

                                             BANKERS TRUST COMPANY,
                                              as Trustee


                                             By:______________________________
                                                Name:
                                                Title:

ATTEST:

By:__________________________

(Corporate Seal)

STATE OF MICHIGAN  )
                   )  :
COUNTY OF WAYNE    )


On the _____ day of ________, 1996, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is _______ of THE DETROIT EDISON COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.


                                           ____________________________________
                                           Notary Public, State of Michigan

[Notarial Seal]





STATE OF NEW YORK  )
                   )  :
COUNTY OF ________ )


On the ___ day of _______, 1996, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he is _______ of BANKERS TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.


                                           ___________________________________
                                           Notary Public, State of New York
[Notarial Seal]

                                                                       EXHIBIT A

     THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No:

                           THE DETROIT EDISON COMPANY
                            REMARKETED SECURED NOTE
                             1993 SERIES B DUE 2033


     THIS NOTE SHALL NOT BE VALID FOR ANY PURPOSE UNLESS PRESENTED TOGETHER WITH ANNEX A HERETO (INCLUDING ANY CONTINUATION THEREOF). REFERENCE IS MADE TO ANNEX A FOR CERTAIN TERMS OF THIS NOTE.

     THE DETROIT EDISON COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company"), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum specified in Annex A on August 15, 2033 (the "Stated Maturity"), upon the presentation and surrender hereof at the principal corporate trust office of Bankers Trust Company, or its successor in trust (the "Trustee") or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof from the Original Issue Date specified in Annex A to the First Interest Rate Adjustment Date specified in Annex A (the "Initial Interest Rate Period") at the Initial Interest Rate specified therein payable on the related Interest Payment Date or Dates specified in Annex

A, to the person in whose name this Note is registered at the close of business on the related Record Date. From and after the First Interest Rate Adjustment Date, this Note will bear interest in the Commercial Paper Term Mode, the Daily Interest Rate Mode, the Weekly Interest Rate Mode or the Long Term Rate Mode or may be permanently converted to the Fixed Interest Rate Mode, in each case as provided in this Note and set forth in Annex A, and interest will be payable on the Interest Payment Dates to the person in whose name this Note is registered at the close of business on the related Record Date as provided below or as set forth in Annex A. In each case, payments shall be made in accordance with the provisions hereof and Annex A, including any additional terms specified in Annex A, until the principal hereof is paid or duly made available for payment. References herein to "this Note", "hereof", "herein" and comparable terms shall include Annex A.

     So long as this Note bears interest in the Daily or Weekly Interest Rate Mode, interest will be payable on the first Business Day of each month (unless such day is less than 11 days after conversion to such Interest Rate Mode, in which case interest will be payable on the first Business Day of the next succeeding month). So long as this Note bears interest in the Commercial Paper Term Mode, interest will be payable on the Interest Rate Adjustment Date related to such Interest Rate Mode which commences the next succeeding Interest Rate Period for this Note and on such other dates (if any) as will be established by the Company and set forth in Annex A upon conversion of this Note to the Commercial Paper Term Mode or upon remarketing of this Note in a new Interest Rate Period in the Commercial Paper Term Mode. So long as this Note bears interest in the Long Term Rate Mode or the Fixed Interest Rate Mode, interest will be payable at least semiannually on such dates as will be established by the Company and set forth in Annex A upon conversion of this Note to the Long Term Rate Mode (or upon remarketing of this Note in a new Interest Rate Period in the Long Term Rate Mode, as the case may be) or Fixed Interest Rate Mode in the case of a fixed interest rate, or as set forth below under "Interest Rate - Interest Rates on Notes" in the case of a floating interest rate and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period, if this Note is bearing interest in the Long Term Rate Mode. Such interest will be payable to the holder hereof as of the related Record Date, which, so long as this Note bears interest (i) in the Daily or Weekly Interest Rate Mode, is the last calendar day of the month preceding an Interest Payment Date; (ii) in the Commercial Paper Term Mode, is the Business Day prior to the related Interest Payment Date; and (iii) in the Long Term or Fixed Interest Rate Mode, is 15 days prior to the related Interest Payment Date. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day. Interest on this Note while bearing interest in a Daily or Weekly Interest Rate Mode or the Commercial Paper Term Mode or at a floating interest rate during a Long Term Rate Period will be computed on the basis of actual days elapsed over 360; provided that, if an applicable Interest rate Basis is the CMT Rate or Treasury Rate (each as defined below), interest will be computed on the basis of actual days elapsed over the actual number of days in the year.

Interest on this Note while bearing interest in the Long Term or Fixed Interest Rate Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on this Note while bearing interest at the Initial Interest Rate will be computed on the basis of (a) actual days elapsed over 360 if the Initial Interest Rate Period is less than one year or (b) a year of 360 days consisting of twelve 30-day months if the Initial Interest Rate Period is one year or more.

     Payment of the principal of and interest on this Note will be made at the office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the person in whose name this Note is registered at the close of business on the related Record Date.

     This Note is one of a duly authorized series of Securities of the Company (herein called the "Notes" ) issued and to be issued under a Collateral Trust Indenture, dated as of June 30, 1993, as supplemented by the First Supplemental Indenture, dated as of June 30, 1993 and the Second Supplemental Indenture, dated as of September 15, 1993 (as further amended or supplemented by the First Amendment to the Second Supplemental Indenture, dated as of August 15, 1996, the Third Supplemental Indenture, dated as of August 15, 1994, the First Amendment to the Third Supplemental Indenture, dated as of December 12, 1995, the Fourth Supplemental Indenture, dated as of August 15, 1995, and the Fifth Supplemental Indenture, dated as of February 1, 1996, the "Indenture"), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the registered owners of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     This Note is secured as to payment of principal, interest and premium, if any, by a general and refunding mortgage bond of the Company issued under and secured by a Mortgage and Deed of Trust, dated as of October 1, 1924, between the Company and the Trustee, as amended and supplemented by various supplemental indentures, pledged by the Company for the benefit of the holders of the Notes to the Trustee under the Indenture.

                                  DEFINITIONS

     The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

     "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located, are authorized or obligated by or pursuant to law or executive order to close; provided, however, that with respect to Notes in the Long Term Rate Mode as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means (i) if the Index Currency (as hereinafter defined) is other than European Currency Units ("ECU"), any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on the page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market.

     "Commercial Paper Term Mode" means the Interest Rate Mode in which the interest rate is reset on a periodic basis which shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode as set forth herein.

     "Daily Interest Rate Mode" means the Interest Rate Mode in which the interest rate is reset on a daily basis and interest is paid as provided for such Interest Rate Mode as set forth herein.

     "Fixed Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is determined and in effect until the Stated Maturity of such Note and interest is paid as provided for such Interest Rate Mode as set forth herein.

     "Floating Interest Rate Notice" has the meaning specified under "Interest Rate - Interest Rates on Notes (c) Floating Interest Rates" below. The form of Floating Rate Interest Notice is set forth as Exhibit D to the First Amendment to the Second Supplemental Indenture.

     "Floating Rate Maximum Interest Rate" and "Floating Rate Minimum Interest Rate" have the respective meanings specified under "Interest Rate - Interest Rates on Notes (c) Floating Interest Rates" below.

     "Index Maturity" means the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

     "Interest Determination Date" has the meaning specified under "Interest Rate - Interest Rates on Notes (c) Floating Interest Rates" below.

     "Interest Rate Adjustment Date" means for a particular Interest Rate Period in any Interest Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) on the Notes subject thereto commences to accrue at the rate determined and announced by the applicable

Remarketing Agent for such Interest Rate Period and for Notes bearing interest at the Initial Interest Rate (as hereinafter defined), the Business Day following the expiration of the Initial Interest Rate Period (as hereinafter defined).

     "Interest Rate Basis" has the meaning specified under "Interest Rate - Interest Rates on Notes (c) Floating Interest Rates" below.

     "Interest Rate Mode" means the mode in which the Interest Rate on a Note is being determined, i.e., the Commercial Paper Term Mode, a Daily Interest Rate Mode, a Weekly Interest Rate Mode, the Long Term Rate Mode, or the Fixed Interest Rate Mode.

     "Interest Rate Period" means, with respect to any Note, the period of time commencing on the Interest Rate Adjustment Date to, but not including the immediately succeeding Interest Rate Adjustment Date during which such Note bears interest at a particular fixed interest rate or floating interest rate. So long as this Note bears interest in the Long Term Rate Mode, if so provided in Annex A under "Interest Rate Period Adjustment" and if specified by the Company at the time of remarketing into such Long Term Rate Period, the Company may shorten the Interest Rate Period and provide for payment of a premium in respect thereof for this Note upon written notice to the Remarketing Agent and the Trustee not less than thirty (30) days prior to the date upon which such shortened Interest Rate Period shall expire. Promptly upon receipt of such notice and, in any case, not later than the close of business on such date, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time. In such case, the next Interest Rate Adjustment Date otherwise set forth in Annex A shall instead be the date upon which such Interest Rate Period shall expire.

     If this Note is subject to early remarketing as provided above, the Interest Rate Period may be shortened by the Company on any date on and after the Initial Early Remarketing Date, if any, specified in Annex A, upon prior written notice as provided above. On and after the Initial Early Remarketing Date, if any, on the Interest Rate Adjustment Date relating to such shortened Interest Rate Period for this Note, the Company will pay a premium to the tendering beneficial owner of this Note, together with accrued interest, if any, hereon at the applicable rate payable to such Interest Rate Adjustment Date. Unless otherwise specified in Annex A, the premium shall be an amount equal to the Initial Early Remarketing Premium specified in Annex A, the premium shall be an amount equal to the Initial Early Remarketing Premium specified in Annex A (as adjusted by the Annual Early Remarketing Premium Percentage Reduction, if applicable), multiplied by the principal amount of this Note subject to early remarketing. The Initial Early Remarketing Premium, if any, shall decline at each anniversary of the Initial Early Remarketing Date by an amount equal to the applicable Annual Early Remarketing Premium Percentage Reduction, if any, specified in Annex A until the premium is equal to 0.

     "Interest Reset Date", "Initial Interest Reset Date" and "Interest Reset Period" have the respective meanings specified under "Interest Rate - Interest Rates on Notes (c) Floating Interest Rates" below.

     "Long Term Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset in a Long Term Rate Period and interest is paid as provided for such Interest Rate Mode as set forth herein.

     "Maximum Rate" means that rate of interest equal to fifteen percent (15%) per annum or such higher rate as may be established from time to time by the Board of Directors of the Company.

     "Optional Redemption" means the redemption of any Note prior to its maturity at the option of the Company as described herein.

     "Principal Financial Center" means the capital city of the country issuing the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     "Remarketing Agent" means such remarketing agent or agents, including any standby remarketing agent (each a "Standby Remarketing Agent"), appointed by the Company from time to time, for this Note.

     "Spread" means, with respect to any Long Term Rate Period for this Note, the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a Long Term Rate Period for this Note.

     "Spread Multiplier" means the percentage of the related Interest Rate Basis or Bases applicable to a Long Term Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for such Long Term Rate Period.

     "Weekly Interest Rate Mode" means, with respect to any Note, the mode in which the interest rate on such Note is reset on a periodic basis approximating one week as more particularly described herein and interest is paid as provided for such Interest Rate Mode as set forth herein.

                                 INTEREST RATE

INTEREST RATES ON NOTES

     (a) Initial Interest Rate. From the Original Issue Date set forth in Annex A to the First Interest Rate Adjustment Date set forth in Annex A, this Note will bear interest at the Initial Interest Rate specified therein. Thereafter, this Note will bear interest in the Daily Interest Rate Mode, the Weekly Interest Rate Mode, the Commercial Paper Term Mode or the Long Term Rate Mode or may be permanently converted to the Fixed Interest Rate Mode.

     (b) Interest Rates. While this Note bears interest in the Daily or Weekly Interest Rate Mode, the Commercial Paper Term Mode or the Long Term Rate Mode, the interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) announced by the Remarketing Agent on or prior to the Interest Rate Adjustment Date for the next succeeding Interest Rate Period will be the minimum interest rate per annum and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) necessary, during the Interest Rate Period commencing on such Interest Rate Adjustment Date, in the judgment of the Remarketing Agent, to produce a par bid in the secondary market for this Note on the date the interest rate is established.

     (c) Floating Interest Rates. While this Note bears interest in the Long Term Rate Mode, the Company may elect a floating interest rate by providing notice, which will be in or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent for this Note (the "Floating Interest Rate Notice") not less than ten (10) days prior to the Interest Rate Adjustment Date for such Long Term Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of this Note to which it relates and state the Long Term Rate Period therefor to which it relates. Each Floating Interest Rate Notice must also state the Interest Rate Basis or Bases, the Initial Interest Reset Date, the Interest Reset Period and Dates, the Interest Payment Period and Dates, the Index Maturity and the Floating Rate Maximum Interest Rate and/or Floating Rate Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice shall also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.

     If this Note bears interest at a floating rate in a Long Term Rate Period, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified by the Remarketing Agent and recorded in Annex A to such Note. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date during such Long Term Rate Period specified in the applicable Floating Interest Rate Notice.

     The applicable floating interest rate on this Note during any Long Term Rate Period will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Federal Funds Rate, (iv) LIBOR, (v) the Prime Rate, (vi) the Treasury Rate, or (vii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice.

     Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Floating Interest Rate Notice, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, unless LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, in which case such Interest Reset Date will be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

     The applicable Floating Interest Rate Notice will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Floating Interest Rate Notice, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year, (v) semiannually, the third Wednesday of the two months specified in the applicable Floating Interest Rate Notice; and
(vi) annually, the third Wednesday of the month specified in the applicable Floating Interest Rate Notice.

     The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest

Determination Date" shall be such preceding Friday. If the interest rate of this Note is a floating interest rate determined with reference to two or more Interest Rate Bases specified in the applicable Floating Interest Rate Notice, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     Either or both of the following may also apply to the floating interest rate on this Note for a Long Term Rate Period: (i) a Floating Rate Maximum Interest Rate, or ceiling, that may accrue during any Interest Reset Period and
(ii) a Floating Rate Minimum Interest Rate, or floor, that may accrue during any Interest Reset Period. In addition to any Floating Rate Maximum Interest Rate that may apply, the interest rate on this Note will in no event be higher than the Maximum Rate established by the Company or the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

     Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Floating Interest Rate Notice; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long Term Rate Period. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

     All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

     Accrued floating rate interest will be calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Floating Interest Rate Notice, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Floating Interest Rate Notice.

     Unless otherwise specified in the applicable Floating Interest Rate Notice, Bankers Trust Company will be the "Calculation Agent." Upon request of the beneficial owner of this Note, after any Interest Rate Adjustment Date, the Calculation Agent or the Remarketing Agent shall disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to this Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note. Except as described herein with respect to a Note earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) shall be sent to the beneficial owner of this Note.

     Unless otherwise specified in the applicable Floating Interest Rate Notice, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

     CD Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 p.m., New York City time, on the related Calculation Date (as defined above), the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Floating Interest Rate Notice as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for United States Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination

Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable United States dollars certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the Floating Interest Rate Notice, for the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company (from five such Reference Dealers selected by the Calculation
Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated
CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The
City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury
Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent, after consultation with the Company, will obtain from five References Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Floating Interest Rate Notice, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Floating Interest Rate Notice with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Floating Interest Rate Notice, the Designated CMT Maturity Index shall be 2 years.

     Federal Funds Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company, prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

     (i) if (a) "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Floating Interest Rate Notice and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency or composite currency specified in the applicable Floating Interest Rate Notice as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable Floating Interest Rate Notice, the Index Currency shall be United States dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the display on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the Index Currency.

     Prime Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen U.S. PRIME 1 Page
(as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen U.S. PRIME 1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include Bankers Trust Company) in The City of New York selected by the Calculation Agent, after consultation with the Company. If fewer than four such quotations are so provided, the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies (which may include Bankers Trust Company) as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, have total equity capital of at least U.S.$500 million and are each subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, after consultation with the Company, to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen U.S. PRIME 1 Page" means the display designated as page "U.S. PRIME 1" on the Reuter Monitor Money Rates Service (or such other page as may replace the U.S. PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     Treasury Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate Notice as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Floating Interest Rate Notice, as such rate is published in H.15(519) under the heading "Treasury bills-auction average (investment)" or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Floating Interest Rate Notice are not reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate shall be calculated by the Calculation Agent, and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest
Rate Notice; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

     (d) Failure of Remarketing Agent or Agents to Announce Interest Rates on the Notes. In the event that (i) the Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) the Remarketing Agent has failed to announce the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, on an Interest Rate Adjustment Date for whatever reason, or (iii) the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, or Interest Rate Period cannot be determined for whatever reason, this Note shall be automatically converted to the Commercial Paper Term Mode with an Interest Rate Period of generally seven days, determined as provided in the Indenture, and the rate of interest hereon shall be equal to the rate per annum announced by NBD Bank, or such other nationally recognized bank located in the United States as the Company may select, as its prime lending rate.

     (e) Maximum Interest Rate on the Notes. The interest rate on the Notes shall not exceed the Maximum Rate.

     (f) Notice of Interest Rate, Binding Effect. On each Interest Rate Adjustment Date of this Note, the Remarketing Agent will notify the Company and the Trustee of the interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, to be borne by this Note for the following Interest Rate Period. After such Interest Rate Adjustment Date, any beneficial owner of this Note may contact the Trustee or the Remarketing Agent in order to be advised of the applicable interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any). Immediately upon receipt of such notice, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time and note such rate in Annex
A. The Trustee shall confirm to DTC the interest rate for the following Interest Rate Period in accordance with DTC's procedures as in effect from time to time. No notice of the applicable interest rate will be sent to the beneficial owner of this Note.

     The interest rate announced by the Remarketing Agent, absent manifest error, is binding and conclusive upon the beneficial owner of this Note, the Company and the Trustee.

     (g) Conversion. Unless this Note is in the Fixed Interest Rate Mode, this Note may be converted at the option of the Company to the Daily or Weekly Interest Rate Mode, the Commercial Paper Term Mode or the Long Term Rate Mode or may be permanently converted to the Fixed Interest Rate Mode on any Interest Rate Adjustment Date for this Note, and will be subject to mandatory tender by the beneficial owner hereof as described herein on such Interest Rate Adjustment Date. The beneficial owner of this Note will be deemed to have tendered such Note as of the Interest Rate Adjustment Date upon which such conversion occurs and will not be entitled to further accrual of interest on this Note after such date.

                                     TENDER

     If this Note is bearing interest at the Initial Interest rate or in the Commercial Paper Term Mode or the Long Term Rate Mode, it will automatically be tendered for purchase, or deemed tendered for purchase by the beneficial owner hereof, on each Interest Rate Adjustment Date relating hereto. Notes will be purchased on such Interest Rate Adjustment date as described below.

     If this Note is in the Daily or Weekly Interest Rate Mode is subject to tender and purchase upon demand by the beneficial owner hereof on any Business Day selected by such beneficial owner as hereinafter provided, at the purchase price of par plus accrued interest, upon notice to the Remarketing Agent for this Note and to such beneficial owner's DTC Participant on a Business Day not later than (i) one (1) Business Day prior to the specified purchase date, in case this Note is in the Daily Interest Rate Mode, or (ii) seven (7) days prior to the specified purchase date, in case this Note is in the Weekly Interest Rate Mode; provided, however, that in either such case if the date selected for purchase is not a Business Day, the purchase date shall be the next succeeding Business Day. Such notice by the beneficial owner hereof shall (A) state the principal amount (or portion hereof) of such Note to be purchased, (B) state the purchase date on which such Note will be purchased, and (C) irrevocably request such purchase. Upon giving such notice, the beneficial owner of this Note will be deemed to have irrevocably tendered this Note for remarketing as described below. Beneficial owners may only tender Notes in amounts of $100,000 and integral multiples thereof and no Notes will be purchased in part if such partial purchase would result in the principal amount of any Notes of such beneficial owner outstanding being in any denomination of less than $100,000 or an integral multiple thereof.

                           REMARKETING AND SETTLEMENT

     By 11:00 a.m., New York City time (or 9:30 a.m., New York City time, in case this Note is in the Daily Interest Rate Mode), on each Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent will determine the interest rate hereon to the nearest one hundred-thousandth (0.00001) of one percent per annum for the next Interest Rate Period; provided, that between 11:00 a.m., New York City time (or 9:30 a.m., New York City time, in case this Note is in the Daily Interest Rate Mode) and 11:50 a.m., New York City time, the Remarketing Agent and the Standby Remarketing Agent(s), if any, shall use their best efforts to determine the interest rate for this Note if it is not successfully remarketed as of the applicable deadline specified in this paragraph. In determining the applicable interest rate for this Note and other terms, the Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Notes.

     By 12:30 p.m., New York City time, on each Interest Rate Adjustment Date, the applicable Remarketing Agent will notify the Company and the Trustee in writing (which may include facsimile or other electronic transmission), of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the Initial Interest Reset Date, applicable to this Note for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates, if this Note will then be in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the Fixed Interest Rate Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of remarketing into a Long Term Rate Period, (v) the aggregate principal amount of all Notes tendered for remarketing on such date, and (vi) the aggregate principal amount of such tendered Notes which such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Immediately upon receipt of such notice and, in any case, not later than 1:30 p.m., New York City time, the Trustee will transmit such information and any other settlement information required by DTC to DTC in accordance with DTC's procedures as in effect from time to time.

     By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise the purchaser of this Note (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.

     The purchaser of this Note in a remarketing will be required to give instructions to its DTC Participant to pay the purchase price therefor in same day funds to the applicable Remarketing Agent against delivery of the principal amount of this Note by book entry through DTC by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date. If this Note is bearing interest in the Daily or Weekly Interest Rate Mode for the Interest Rate Period immediately preceding a remarketing, this Note will be settled at a price of 100% of the principal amount hereof plus accrued interest from the most recent Interest Payment Date herefor to the date of settlement.

     When tendered, or deemed tendered, this Note will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time), by book entry through DTC against payment of the purchase price or redemption price here for, on the Interest Rate Adjustment Date relating hereto.

     The applicable Remarketing Agent will make, or cause the Trustee to make, payment to the DTC Participant of the tendering beneficial owner hereof subject to a remarketing, by book entry through DTC by the close of business on the related Interest Rate Adjustment Date against delivery through DTC of the beneficial owner's tendered Note, of the purchase price for this Note. If this Note was purchased pursuant to a Special Mandatory Purchase, subject to receipt of funds from the Company or the Liquidity Provider (if any), as the case may be, the Trustee will make such payment of the purchase price for this Note plus accrued interest, if any, to such date.

     The transactions described above for a remarketing of this Note will be executed on each Interest Rate Adjustment Date for this Note through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and this Note will be delivered by book entry as necessary to effect the purchases and sales hereof, in each case as determined in the related remarketing.

     Except as set forth below, the purchase price for this Note to the tendering beneficial owner shall be paid solely out of the proceeds received from a purchaser of this Note in such remarketing, and neither the Trustee, the Remarketing Agent nor any Standby Remarketing Agent(s) or the Company (except as set forth below) will be obligated to provide funds to make payment upon any beneficial owner's tender of this Note in a remarketing.

     The settlement and remarketing procedures described above, including provisions for payment by purchasers of this Note or for payment to the selling beneficial owners of this Note, may be modified to the extent required by DTC. In addition, each Remarketing Agent may, in accordance with the terms of the Indenture, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

     As long as DTC's nominee holds the certificates representing this Note in the book entry system of DTC, no certificates for this Note will be delivered by any selling beneficial owner to reflect any transfer of this Note effected in any remarketing.

     Failed Remarketing. By 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent will notify the Liquidity Provider (as hereinafter defined), if any, the Trustee and the Company by telephone or facsimile, confirmed in writing, if it, or the Standby Remarketing Agent or Agents were unable to remarket this Note on such date. In the event that the Company has entered into a Standby Note Purchase Agreement (as hereinafter defined) which is in effect on such date, such notice will constitute a demand for the benefit of the Company to the Liquidity Provider, if any, to purchase this Note at a price equal to the outstanding principal amount hereof pursuant to the terms of such Standby Note Purchase Agreement. If a Standby Note Purchase Agreement is not in effect on such date, or if the Liquidity Provider fails to advance funds under the Standby Note Purchase Agreement, the Company hereby agrees to purchase this Note. In either case the Company will pay all accrued and unpaid interest, if any, on this Note to such Interest Rate Adjustment Date. Payment of the principal amount of this Note under the circumstances contemplated in this paragraph by the Company or the Liquidity Provider, as the case may be, and payment of accrued and unpaid interest, if any, by the Company, shall be made by deposit of same-day funds in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of this Note subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on the related Interest Rate Adjustment Date. For purposes of this Note, the term "Liquidity Provider" means any bank or other credit provider whose obligations such as those under the Standby Note Purchase Agreement are exempt from registration under the Securities Act of 1933, as amended, with long term senior debt ratings from Standard & Poor's Corporation and Moody's Investors Service, Inc. at least equal to those of the Company as of the date of the Standby Note Purchase Agreement, and a minimum combined capital and surplus of at least $50,000,000, that has entered into a Standby Note Purchase Agreement with the Company for the purpose of purchasing unremarketed Notes on any Interest Rate Adjustment Date; provided, that for purposes of any notices to be given, "Liquidity Provider" means the Administrative Agent (as defined in such Standby Note Purchase Agreement), and the term "Standby Note Purchase Agreement" means the agreement which the Company may, at its option, enter into from time to time with a Liquidity Provider for the purpose of purchasing unremarketed Notes.

     THE BENEFICIAL OWNER'S RIGHTS TO TENDER THIS NOTE FOR PURCHASE WILL BE ELIMINATED UPON CONVERSION OF THE INTEREST RATE TO A FIXED RATE.

                              TRANSFER OR EXCHANGE

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any transfer agent duly executed, by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Notes are issuable only in fully registered form in denominations of $100,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of any authorized denomination, as requested by the registered owner surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of this Note, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Subject to the terms of the Indenture, prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                          REDEMPTION AND ACCELERATION

Optional Redemption While This Note is in a Daily or Weekly Interest Rate Mode or the Commercial Paper Term Mode. So long as this Note bears interest in the Daily or Weekly Interest Rate Mode or in the Commercial Paper Term Mode, it is subject to Optional Redemption, at the direction of the Company on any Interest Rate Adjustment Date relating hereto, in whole or in part, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest to the date set for redemption (the "Redemption Date").

Optional Redemption While This Note is in the Long Term Rate Mode or the Fixed Interest Rate Mode. So long as this Note bears interest in the Long Term Rate Mode or the Fixed Interest Rate Mode, this Note is subject to Optional Redemption at the written direction of the Company if so specified at the time of conversion to or within such Interest Rate Mode (a) commencing on the Commencement Date, if any, specified in Annex A, in whole or in part at any time, at the applicable redemption prices for any Redemption Date (dates inclusive) (i) from the Commencement Date to but not including the first anniversary of the Commencement Date, (ii) from the first anniversary of the Commencement Date to but not including the second anniversary of the Commencement Date, and (iii) from the second anniversary of the Commencement Date and thereafter (expressed as percentage of the principal amount so redeemed) set forth in Annex A, plus accrued interest to the Redemption Date or
(b) otherwise as set forth in Annex A. If this Note is in the Fixed Interest Rate Mode, it may be subject to redemption pursuant to a sinking fund on the terms specified in Annex A.

     Notice of redemption shall be given by mail to the registered owner of this Note, 30 days prior to the Redemption Date, all as provided in the Indenture. As provided in the Indenture, notice of redemption as aforesaid may state that such redemption shall be conditioned upon the receipt by the Trustee of the redemption monies on or before the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received.

     The Company shall not be required to (a) issue, register the transfer of or exchange Notes of this series during a period beginning at the opening of business 15 days before any selection of Notes of this series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (b) register the transfer of or exchange any Notes selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the registered owner hereof upon the cancellation hereof.

     If any Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                                OTHER PROVISIONS

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the registered owners of the securities of each series thereunder to be affected under the Indenture at any time by the Company and the Trustee with the consent of the registered owners of not less than a majority in principal amount of such securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the registered owners of specified percentages in principal amount of the securities of each series thereunder at the time Outstanding, on behalf of the registered owners of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered owner of this Note shall be conclusive and binding upon such registered owner and upon all future registered owners of this Note Issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, (ii) the registered owners of not less than 25% in principal amount of the Outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the Outstanding Notes of this series a direction inconsistent with such request within such 60 day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of and premium, if any, or any interest on this Note on or after the respective due dates expressed herein.

     No reference to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and any interest including additional amounts, on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are not defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been executed by the Trustee.

     IN WITNESS WHEREOF, THE DETROIT EDISON COMPANY has caused this instrument to be duly executed under its corporate seal.

                                        THE DETROIT EDISON COMPANY


                                        BY __________________________________
                                           Name:
                                           Title:

Attest:

BY _________________________
   Name:
   Title:

     This is one of the Notes of the series designated herein, referred to in the within-mentioned Indenture.

                                            BANKERS TRUST COMPANY,
                                             as Trustee


                                            By ____________________________
                                               Authorized Signatory

                                               Date:

                                   ASSIGNMENT


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
     Please insert Social Security or Other Identifying Number of Assignee


________________________________________________________________________________
             (please print or type name and address of transferee)

the within Note and all rights thereunder and does hereby irrevocably constitute and appoint attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.



Dated: ________________________                          ______________________


In the presence of:



_______________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his authority to act must accompany the Note.

                                                                       EXHIBIT B


THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            LIQUIDITY PROVIDER NOTE

No:                                                               $

                           THE DETROIT EDISON COMPANY

                            REMARKETED SECURED NOTE
                             1993 SERIES B DUE 2033


      Facility
     Expiration            Date of               Original
       Date                Maturity              Issue Date           CUSIP
     ----------            --------              ----------           -----
                       August 15, 2033         October 14,1993

         THE DETROIT EDISON COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company"), for value received
hereby promises to pay to                            or registered assigns, the
principal sum of $               on August 15, 2033, upon the presentation and
surrender hereof at the principal office of Bankers Trust Company, or its successor in trust (the "Trustee"), and to pay interest on the unpaid principal balance hereof from the Original Issue Date specified above or such date to which interest has been paid or duly provided for at the rate equal to a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of: (a) the rate of interest (which may not be the lowest rate of interest for loans to
borrowers) established by ,           from time to time, as
U.S. base, prime, reference or other similar rate; (b) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time; but, (c) in no event, may the rate of interest payable on the note exceed 15% per annum or such higher rate as may be established from time to time by the Company's Board of Directors as the maximum rate of interest payable by the Company hereunder (which actions shall be evidenced by a Company Order to the Trustee), computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring
in the period, payable on the fifteenth day of each             ,             ,
and           (or on such other dates as the Company and the person in whose name this Note is registered may agree from time to time), each an "Interest Payment Date", to the person in whose name this Note is registered at the close of business on the Record Date, until the earlier to occur of a remarketing of this Note as described below or purchase by the Company on the Facility Expiration Date set forth above. The Record Date is the last calendar day of the month preceding each Interest Payment Date. "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located, are authorized or obligated by or pursuant to law or executive order to close. Payment of the principal of and interest on this Note will be made at the office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the person in whose name this Note is registered at the close of business on the Record Date.

     This Note is one of a duly authorized series of Securities of the Company (the "Notes"), issued and to be issued under a Collateral Trust Indenture, dated as of June 30, 1993, as amended and supplemented by the First Supplemental Indenture, dated as of June 30, 1993, and the Second Supplemental Indenture, dated as of September 15, 1993 (together, the "Indenture" ), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the registered owners of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     This Note is secured as to payment of principal, interest and premium, if any, by a general and refunding mortgage bond of the Company issued under and secured by a Mortgage and Deed of Trust, dated as of October 1, 1924, between the Company and the Trustee, as amended and supplemented by various supplemental indentures, pledged by the Company for the benefit of the holders of the Notes to the Trustee under the Indenture.

                       REMARKETING, TENDER AND SETTLEMENT

     In the event of a successful remarketing, this Note will automatically be tendered for purchase, or deemed tendered for purchase, by the beneficial owner hereof on the day set forth in a notice by the Remarketing Agent to the Company, the Liquidity Provider and the Trustee (the "Tender Date"). The Remarketing Agent will make payment to the DTC Participant of the tendering beneficial owner hereof subject to a remarketing, by book entry through DTC by the close of business such Tender Date against delivery through DTC of the beneficial owner's tendered Note, of the purchase price for this Note, plus accrued interest, if any, to such date.

     The transactions described above for a remarketing of this Note will be executed through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and this Note will be delivered by book entry as necessary to effect the purchases and sales hereof, in each case as determined in the related remarketing.

     The purchase price for this Note to the beneficial owner hereof shall be paid solely out of the proceeds received from a purchaser of this Note in such remarketing, and neither the Remarketing Agent nor the Company will be obligated to provide funds to make payment upon any beneficial owner's tender of this Note in a remarketing.

     The settlement procedures described above, including provisions for payment by purchasers of this Note or for payment to the beneficial owner of this Note, may be modified to the extent required by DTC. In addition, the Remarketing Agent may, in accordance with the terms of the Indenture, modify the settlement procedures set forth above in order to facilitate the settlement process.

     As long as DTC's nominee holds the certificates representing this Note in the book entry system of DTC, no certificates for this Note will be delivered by the beneficial owner hereof to reflect any transfer of this Note effected in any remarketing.

                              TRANSFER OR EXCHANGE

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any transfer agent duly executed, by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Notes are issuable only in fully registered form in denominations of $100,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of any authorized denomination, as requested by the registered owner surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of this Note, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Subject to the terms of the Indenture, prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                  ACCELERATION

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and to the effect provided in the Indenture.

                                OTHER PROVISIONS

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the registered owners of the securities of each series thereunder to be affected under the Indenture at any time by the Company and the Trustee with the consent of the registered owners of not less than a majority in principal amount of such securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the registered owners of specified percentages in principal amount of the securities of each series thereunder at the time Outstanding, on behalf of the registered owners of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered owner of this Note shall be conclusive and binding upon such registered owner and upon all future registered owners of this Note issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, (ii) the registered owners of not less than 25% in principal amount of the Outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the Outstanding Notes of this series a direction inconsistent with such request within such 60 day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of and premium, if any, or any interest on this Note on or after the respective due dates expressed herein.

     No reference to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and any interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them In the Indenture.

     This Note shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been executed by the Trustee.

     IN WITNESS WHEREOF, THE DETROIT EDISON COMPANY has caused this instrument to be duly executed under its corporate seal.

                                            THE DETROIT EDISON COMPANY



                                             By  _____________________________

                                                 L.L. Loomans
                                                 Vice President and Treasurer

Attest:



By   __________________________________
     Susan M. Beale
     Corporate Secretary




     This Note is one of the Notes of the series designated herein, referred to in the within-mentioned Indenture.

                                                 BANKERS TRUST COMPANY,
                                                  as Trustee



                                                 By  _________________________

                                                      Authorized Signatory

                                                 Date:

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
     Please insert Social Security or Other Identifying Number of Assignee

________________________________________________________________________________
             (please print or type name and address of transferee)

the within Note and all rights thereunder and does hereby irrevocably
constitute and appoint                  attorney to transfer the within Note on
the books kept for registration thereof, with full power of substitution in the premises.

Dated: ______________________                          _________________________

In the presence of:


________________________________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his authority to act must accompany the Note.

                                                                       EXHIBIT C

                           THE DETROIT EDISON COMPANY

                REMARKETED SECURED NOTES 1993 SERIES B DUE 2033
                           SUPPLEMENTAL COMPANY ORDER


                Pursuant to Article Four of the First Amendment, dated as of August 15, 1996, to the Second Supplemental Indenture, dated as of September 15, 1993, to Collateral Trust Indenture, dated as of June 30, 1993, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $____________. The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.

                IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of ___________, 1996.


                                                ___________________________
                                                R. J. Giaier
                                                Assistant Treasurer
                                                The Detroit Edison Company

                                                                       EXHIBIT D

                    [The Detroit Edison Company Letterhead]

                         FLOATING INTEREST RATE NOTICE

                                                                          [Date]

To:      [Remarketing Agent(s)]
         [Address]

         Bankers Trust Company
         4 Albany Street
         New York, New York 10006
         Attention:
         Telecopy: (212) 250-6961

             Re:  Remarketed Secured Notes 1993 Series B Due 2033 (the "Notes")

Ladies and Gentlemen:

         This Floating Interest Rate Notice relates to (i) $__________________ principal amount of the Notes (CUSIP No. ____________) and (ii) the proposed Long Term Rate Period of the Note (the "Interest Rate Period") commencing on ______________ and ending on ___________. Capitalized terms used and not other-wise defined herein shall have their respective meanings assigned to them in the Notes.

         We hereby notify you that the above-referenced Notes will bear the following floating rate terms during the Interest Rate Period specified above:

         1.      The Interest Rate Basis(es) shall be:

                 [  ]     CD Rate, where the Index Maturity will be __________;

                 [  ]     CMT Rate, where the Designated CMT Maturity Index
                          will be ______________, and the Designated CMT
                          Telerate Page will be _______________;

                 [  ]     Federal Funds Rate;

                 [  ]     LIBOR Reuters, where the Index Currency will be
                          __________, and the Designated LIBOR Page will be
                          ____________;

                 [  ]     LIBOR Telerate, where the Index Currency will be
                          __________, and the Designated LIBOR Page will be
                          ____________;

                 [  ]     Prime Rate;

                 [  ]     Treasury Rate ____________.

         2.      The floating interest rate will be reset as follows:

                 [  ]     Initial Interest Reset Date will be _____________;

                 [  ]     Interest Reset Dates will be _____________;

                 [  ]     Interest Reset Period will be ______________.

         3.      The interest will be paid as follows:

                 [  ]     Interest Payment Dates will be _____________;

                 [  ]     Interest Payment Period will be _____________;

                 [  ]     Index Maturity will be _____________;

                 [  ]     Floating Rate Maximum Interest Rate will be
                          _____________;

                 [  ]     Floating Rate Minimum Interest Rate will be
                          ______________.

         4.      Day Count Convention:

                 [  ]     Actual/360 _____________;

                 [  ]     Actual/Actual _____________;

                 [  ]     30/360.

                 Applicable Interest Rate Basis:

         5.      Other terms: [   ]

         Each beneficial owner of the Note will be deemed to have tendered such Note as of the Interest Rate Adjustment Date and will not be entitled to further accrual of interest after the Interest Rate Adjustment Date.

                                                 THE DETROIT EDISON COMPANY


                                                 By: ______________________
                                                     Name:
                                                     Title:









                                      D-2